UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 13, 2005

NBOG Bancorporation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

(770) 297-8060
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors.

In March 2005 the Board of Directors determined that it was in the best interest of the Company to ask that each director exercise one third of his or her outstanding warrants and options at $10.00 a share to raise additional capital for the Company and its wholly-owned subsidiary, The National Bank of Gainesville. The Board also asked for the resignation of any director who did not exercise his or her outstanding warrants. As previously reported on a Current Report on Form 8-K, three directors resigned at the end of March.

On April 13, 2005, the Company received a letter of resignation from Director John C. McHugh. At the time of his resignation, Dr. McHugh served on the Audit Committee of the Company. A copy of Dr. McHugh’s resignation letter is attached as Exhibit 99.1.

Dr. McHugh will be given a copy of this disclosure and an opportunity to furnish a letter stating whether or not they agree with the statements made by the Company. The Company will file any response as an amendment to this Form 8-K within two business days after the Company receives such response.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Resignation letter from Dr. McHugh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBOG BANCORPORATION, INC.

Date: April 14, 2005	By:	/s/ W. Bryan Hendrix
	Name:	W. Bryan Hendrix
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation letter from Dr. McHugh.